EXHIBIT 1

                            JOINT FILING AGREEMENT

      JOINT FILING AGREEMENT, dated as of the 16th day of June, 2000, among BRIAN D. FITZGERALD, FGS, INC., CAPITAL PARTNERS, INC., CP ACQUISITION, L.P. No. 1, d FGS PARTNERS, L.P., SECURITY CAPITAL CORPORATION AND HP ACQUISITION CORP. (collectively, the "Joint Filers").

      WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

      1. The Schedule 13D with respect to the Common Stock, par value $.01 per share, of Health Power, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

      2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

      3. Each of the Joint Filers is responsible for the timely filing of
Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein, PROVIDED that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

      IN WITNESS WHEREOF, the undersigned have caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

                             /s/ BRIAN D. FITZGERALD
                             ------------------------------
                             Brian D. Fitzgerald

                             FGS PARTNERS, L.P.
                             By Capital Partners, Inc.
                                General Partner

                             By: /s/ A. GEORGE GEBAUER
                                 --------------------------
                                A. George Gebauer
                                Vice President
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                             CP ACQUISITION, L.P. NO. 1

                             By: FGS, Inc.
                                 General Partner

                             By: /s/ A. GEORGE GEBAUER
                                 --------------------------
                                 A. George Gebauer
                                 Vice President

                             FGS, INC.

                             By: /s/ A. GEORGE GEBAUER
                                 --------------------------
                                 A. George Gebauer
                                 Vice President

                             CAPITAL PARTNERS, INC.

                             By: /s/ A. GEORGE GEBAUER
                                 --------------------------
                                 A. George Gebauer
                                 Vice President

                             SECURITY CAPITAL CORPORATION

                             By: /s/  BRIAN D. FITZGERALD
                                 --------------------------
                                 Brian D. Fitzgerald
                                 Chairman

                             HP ACQUISITION CORP.

                             By: /s/ BRIAN D. FITZGERALD
                                 --------------------------
                                 Brian D. Fitzgerald
                                 President